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                                                                    EXHIBIT 10.9

                     ASSIGNMENT AND ASSUMPTION OF AGREEMENT

      This Assignment and Assumption of Agreement ("Assignment") is made and entered into on the 21st day of July 2005 between Bresler & Reiner, Inc., a Delaware corporation ("Assignor") and Midlantic Partnership LP, a Delaware limited partnership, or its assignee or nominee ("Assignee").

                                    Recitals.

A. Assignor is the Buyer under that certain Purchase and Sale Agreement (the "Agreement") dated February 14, 2005, between Six Valley Square Associates, LLC, a Pennsylvania limited liability company ("Seller") and Assignor, for the purchase and sale of the real property and improvements located at 516 and 518 Township Line Road, Blue Bell, Whitpain Township, Montgomery County, Pennsylvania, as further described in the Agreement and on Exhibit A hereto (the "Property").

B. Assignor desires to assign to Assignee, and Assignee desires to accept from Assignor, all Assignor's right, title, interest, and obligations, in, to, and under the Agreement in connection with the sale of Property.

For good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by Assignor and Assignee, the parties agree as follows:

1. Recitals. The above recitals are true and correct and are incorporated in this Assignment by reference.

2. Assignment. Assignor hereby assigns to Assignee, and Assignee hereby accepts from Assignor, all of Assignor's rights, title, interest, and obligations, in, to, and under the Agreement, as such rights, title, interest and obligations relate to the Property, including but not limited to all deposits paid by or on behalf of Assignor. It is the intention of the parties that Assignee shall have and be vested with such rights, benefits, risks, and obligations conferred on and undertaken by Assignor in the Agreement as though, and to the same extent as if Assignee had been named as the Buyer under the Agreement.

3. Assumption. Assignee hereby assumes, agrees to be bound by, and agrees to perform and observe all agreements, covenants, and obligations to be performed and observed by the Buyer under the Agreement as such agreements, covenants and obligations may concern the Property. Notwithstanding the Assignee's assumption of the obligations as Buyer under the Agreement pursuant to paragraphs 2 and 3 above, Assignee's liability as Buyer under the Agreement and this Assignment is specifically conditioned upon the following:

      (a) Assignee has received an owner's title insurance commitment and copies of certain of the title exception documents referred to therein from the Assignor and Assignee has delivered written notice to Assignor identifying the title exception documents referred to in the

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title commitment not received by Assignee ("Exception Notice"). Within thirty
(30) business days after the date hereof, Assignor will send to Assignee a copy of an updated survey for the Property (the "Survey") and copies of the title exception documents contained in the Exception Notice. Within ten (10) business days after Assignee's receipt of the updated survey for the Property an any previously identified missing title exception documents ("Objection Period"), Assignee shall notify Assignor in writing of any objections it has to the state of title or survey of the Property ("Assignee's Title and Survey Objections"). Upon the expiration of the Objection Period, except for Assignee's Title and Survey Objections, Assignee shall be deemed to have accepted the form and substance of the title commitment and the Survey.

      (b) Assignor shall take reasonable efforts in attempting to eliminate or modify any of Assignee's Title and Survey Objections, provided that Assignor shall in no event be obligated to expend any sums in connection with the elimination or removal of any Assignee's Title and Survey Objections. In the event Assignor is unable or unwilling to attempt to eliminate or modify any or all of Assignee's Title and Survey Objections to the reasonable satisfaction of Assignee, Assignor shall provide written notice to Assignee of those objections Assignor will not attempt or be able to cure ("ASSIGNOR'S NOTICE"). Thereafter, Assignee shall have the option (as its sole and exclusive remedy) to (x) terminate this Assignment by delivering written notice to Assignor of Assignee's election to terminate this Assignment (the "Termination Notice") by the earlier to occur of (i) the Closing Date (as the same may be adjourned as provided in the Agreement), or (ii) five (5) business days after receipt of Assignor's Notice, time being of the essence to the giving of Assignee's notice or (y) proceed to Closing without adjustment to the Purchase Price. If Assignee shall duly issue the Termination Notice, then this Assignment shall thereupon terminate.

      (c) Assignee may, at or prior to Closing, notify Assignor in writing of any objection to title (i) raised by the Title Company between the expiration of the Objection Period and the Closing and (ii) not disclosed by the Title Company or otherwise known to Assignee prior to the expiration of the Objection Period; provided that Assignee must notify Assignor of such new objection to title within two (2) business days of being made aware of the existence of such matter. If Assignee sends such notice to Assignor, Assignee and Assignor shall have the same rights and obligations with respect to such notice as apply to Assignee's Title Objections and Assignee's Survey Objections under subsection
(b) above.

      (d) Assignee shall on or before the end of the Objection Period advise Assignor as to my objection including the basis for any such objection (the "Exhibit Objections"), Assignee has to the form and content of the:

      (i) the Rent Roll, dated June 1, 2005

      (ii) the Litigation Certificate, and

      (iii) the Management Agreement

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      Thereafter, Assignor shall have the right to elect to eliminate or modify any of Assignee's Exhibit Objections to Assignee's reasonable satisfaction.

      (e) Within 30 days after the Effective Date, Purchaser shall have the right to terminate this Agreement by notice to Seller in Purchaser's sole discretion based on good faith on its due diligence review of the Property.

4. Further Assignment. Neither party will have the right to assign the Agreement; provided, however, that the Assignee may assign its rights under this Assignment, to any Affiliate (hereinafter defined) of Assignee as a "Substituted Assignee". The term "AFFILIATE" shall mean, with respect to Assignee, (x) an entity that, directly or indirectly, controls, is controlled by, or is under common control with Assignee, (y) an entity, the majority of the economic interest of which is owned by Assignee or (2) an entity in which Assignee has a direct or indirect economic interest regardless of percentage of the Assignee's economic interest therein. Any attempted assignment in violation of this Paragraph 4 shall be void and without force or effect.

5. Validity. Each party respectively represents and warrants to the other that this Assignment has been duly and validly executed and delivered by such party and constitutes the legal, binding, valid, and enforceable agreement of such party.

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      In witness whereof, the parties have executed this Assignment as of the date first above written.

                                       ASSIGNOR

                                       Bresler & Reiner, Inc.

                                       By: /s/ Darryl Edelstein
                                           ----------------------------------
                                           Darryl Edelstein,
                                             Chief Operating Officer

                                       ASSIGNEE

                                       Midlantic Partnership LP

                                       By: Midlantic Office Properties, LLC,
                                             General Partner

                                       By: /s/ Sidney M. Bresler
                                           ----------------------------------
                                           Sidney M. Bresler,
                                           Chief Executive Officer, President,
                                             Secretary and Treasurer

                                     Consent

The undersigned acknowledges and consents to the foregoing Assignment and Assumption of Agreement; provided, however, that Assignor shall not be released from and shall remain liable for all of the obligations of the Buyer under the Agreement.

                                       SELLER

                                       Six Valley Square Associates, LLC

                                       By: /s/ Donald J. Resnick
                                           ----------------------------------
                                           Manager